DEPOSIT ACCOUNT CONTROL AGREEMENT

Dated as of: November 13, 2008	Company: Sonterra Resources, Inc., a Delaware corporation

The Bank: Sterling Bank, a Texas banking corporation

Address of Bank: 4040 Broadway, Suite 110 San Antonio, Texas 78209	Secured Party/Pledgee: Summerline Asset Management, LLC, a Delaware limited liability company, in its capacity as Collateral Agent for the benefit of itself and Buyers referred to below

This DEPOSIT ACCOUNT CONTROL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among the Bank identified above, the Company identified above, and the Secured Party/Pledgee identified above (the “Collateral Agent”) is dated as of the date written above.

WHEREAS:

A. The Company and the Buyers (as defined in the Purchase Agreement described below) have entered into that certain Securities Purchase Agreement dated as of November 13, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Purchase Agreement”) pursuant to which Buyers have purchased certain senior secured notes dated as of November 13, 2008 in the aggregate original principal amount of $8,800,000 (such note, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”) and made certain financial accommodations to the Company .

B. Pursuant to a Security Agreement dated as of November 13, 2008 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Security Agreement”), entered into among the Company and Collateral Agent, the Company has granted the Collateral Agent, for its benefit and the benefit of Buyers, a first priority security interest in, lien upon and pledge of all of its right, title and interest in and to the Account(s) (as defined below) and the Account Collateral (as defined below), including, without limitation, all free credit balances, cash and cash balances contained or on deposit in the Accounts and all proceeds thereof, whether now existing or hereafter arising.

C. This Agreement is intended to perfect Collateral Agent’s and Buyers’ security interest in the Account(s) and the Account Collateral pursuant to Sections 9.104, 9.312 and 9.314 of the Uniform Commercial Code and shall also serve as instructions regarding the operation of and procedures for all deposit accounts now or hereafter maintained at Bank by, or for the deposit, credit or custody of property of, the Company.

NOW THEREFORE, the Bank, the Company and Collateral Agent hereby agree as follows:

1. Account Identification. This Agreement applies to the accounts identified below that have been established at the Bank on behalf of and in the name of the Company and to each other deposit account hereafter established at the Bank on behalf of the Company (collectively, the “Accounts”). The Bank represents and warrants to the Company and the Collateral Agent, on its behalf and on behalf of Buyers, that (a) the Bank is a “Bank” (within the meaning of Article 9 of the Uniform Commercial Code) with which the Accounts are maintained, (b) each of the Accounts is a “Deposit Account” (within the meaning of Article 9 of the Uniform Commercial Code) and (c) the Company is the only “Customer” (within the meaning of Article 4 of the Uniform Commercial Code) of the Bank with respect to the Accounts.

Account Holder	Name of Account	Account Number

Sonterra Resources, Inc.	Sonterra/Velocity Acquisition Fund

2. Security Interest; Agency.

(a) Each of Bank, the Company and Collateral Agent acknowledges that, in order to secure the prompt and complete payment, performance and observance of all “Liabilities” (as defined in the Security Agreement), the Company has granted, and for avoidance of doubt and without limiting any prior grant, does hereby grant, to Collateral Agent, for the benefit of itself and Buyers, a continuing lien upon, and security interest in, the Accounts and all funds, checks, cash, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held in, payable or withdrawable from or in transit to any Account (whether for collection, provisionally or otherwise), and all other property of the Company from time to time in the possession or under the control of, or in transit to, the Bank or any agent, bailee or custodian therefor, and all proceeds of all of the foregoing (collectively, the “Account Collateral”).

(b) The Bank agrees to comply with instructions originated by Collateral Agent directing disposition of the funds in the Accounts or any other Account Collateral or to take such other action as shall from time to time be specified in writing from Collateral Agent, in all cases without notice to or the consent of the Company. The Bank shall follow the instructions of Collateral Agent as to the holding, investment and transfer of all Account Collateral. The Company hereby irrevocably authorizes and directs the Bank to comply with any such instructions by Collateral Agent without further action or consent by the Company and notwithstanding any subsequent objection or contrary direction the Bank may receive from the Company. In addition, the Company agrees that the Bank may act as the agent of Collateral Agent in exercising any rights of set-off provided by applicable law or by any Transaction Document (as defined in the Purchase Agreement) as to any Account Collateral. The Company agrees that the Bank shall be entitled to rely, without independent investigation, on any statement of Collateral Agent to the effect that any exercise of set-off requested by Collateral Agent is permitted under applicable law, the Security Agreement or any applicable Transaction Document.

(c) Without limiting or qualifying the provisions of clause (b) above, Collateral Agent, on its behalf and on behalf of Buyers, hereby appoints the Bank as Collateral Agent’s and Buyers’ agent and pledgee-in-possession for the Accounts and all Account Collateral, for the purpose of perfecting Collateral Agent’s and Buyers’ security interest therein; and the Bank by its execution and delivery of this Agreement hereby accepts such appointment and agrees to be bound by the terms of this Agreement. The Company hereby agrees to such appointment of the Bank and further agrees that the Bank, on behalf of Collateral Agent and Buyers, shall be entitled to exercise, upon the instructions of Collateral Agent, any and all rights that the Collateral Agent and Buyers may have under the Purchase Agreement, the Security Agreement and all other agreements, documents and instruments executed pursuant thereto, or under applicable law, with respect to the Accounts and the Account Collateral.

3. Debtor’s Access to Accounts. The Company shall not be permitted to close any of the Accounts. Without Collateral Agent’s express prior written consent, the Company shall not be entitled use of, or access to, the Accounts or the Account Collateral and the Bank shall not comply with any instructions or directions originated by the Company or otherwise permit the Company access to or control over the Accounts or the Account Collateral, including without limitation giving stop payment orders, presenting items for payment or making withdrawals therefrom.

4. Irrevocable Agreement. The Company hereby agrees and acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and that the authorizations granted herein are powers coupled with an interest.

5. Set-off. The Bank hereby waives all existing and future rights of recoupment or set-off and banker’s liens against the Accounts and the Account Collateral, except those rights of set-off and banker’s liens arising in connection with (a) items deposited in the Accounts that are subsequently returned to the Bank unpaid and (b) any compensation and expenses owing and payable to Bank with respect to the Accounts which are assessed in accordance with the Bank’s standard account documentation.

6. Account Information. The Bank shall provide Collateral Agent, at the address indicated in Section 11 below, with such information with respect to the Accounts and Account Collateral as Collateral Agent may from time to time reasonably request, including, without limitation and duplicate copies of all bank statements which are sent to the Company. The Company hereby consents to such information being provided to Collateral Agent.

7. Exculpation. The Company and the Collateral Agent agree that Bank shall have no liability to either of them for any loss or damage that one or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, other than any loss or damage incurred as a result of the gross negligence or willful misconduct of, or breach of this Agreement by, the Bank or its officers, agents or employees. Without limitation of the preceding sentence, the Company agrees that Bank shall have no liability to Company for any wrongful dishonor in connection with the execution by Bank of any Collateral Agent instructions, as authorized by and in accordance with Paragraph 2, and the Banks subsequent dishonor of any items presented for payment. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank’s reasonable control or for indirect, special or consequential damages.

8. Indemnity. The Company agrees to indemnify the Bank and hold it harmless against any loss, damage, or expense (including reasonable attorneys’ fees and other litigation expenses) that it may suffer as a direct result of the Bank’s entering into this Agreement and performing its obligation hereunder, including, honoring any instructions or direction it receives from Collateral Agent with respect to the Accounts during the term of this Agreement, other than any loss, damage or expense incurred as a result of the gross negligence or willful misconduct of, or breach of this Agreement by, the Bank or its officers, agents or employees.

9. No Other Assignments. Bank represents and warrants to Collateral Agent, on its behalf and on behalf of Buyers, that no other notices of assignment of, lien upon or security interest in the Accounts or the Account Collateral are reflected in Bank’s records concerning the Accounts, and Bank has no knowledge of any such assignment or lien. The Company hereby instructs Bank and Bank hereby agrees to record in Bank’s records concerning the Accounts any such notice of assignment of the Accounts that it receives, including the notice conferred by this Agreement. Bank agrees with and covenants to Collateral Agent, on its behalf and on behalf of Buyers, that it shall not enter into any other agreement with any Person which would obligate Bank to follow such Person’s instructions with respect to the Account or the Account Collateral, or which would otherwise confer control of the Accounts or the Account Collateral upon such Person.

10. Termination. This Agreement shall remain in full force and effect until such time as Collateral Agent shall deliver written notice to the Bank that all of the Liabilities have been indefeasibly paid in full in cash and the Security Agreement has been terminated, whereupon this Agreement shall terminate. All rights of the Bank under Sections 7 and 8 for the period prior to any such termination shall survive such termination.

11. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

Collateral Agent:	Summerline Asset Management, LLC 70 West Red Oak Lane, 4th Floor White Plains, New York 10604 Attention: Robert J. Brantman Telecopy: (914) 697-4767

Bank:	Sterling Bank 4040 Broadway, Suite 110 San Antonio, Texas 78209
	Attention:	Steve York
	Telephone:	(210) 277-3301
	Facsimile:	(210) 826-6641

With a copy to: Sterling Bank 2550 North Loop West, Suite 600 Houston, Texas 77092
	Attention:	Chris M. Shamaly
	Telephone:	(713) 507-7952
	Facsimile:	(713) 507-2900

Company:	Sonterra Resources, Inc. 523 North Sam Houston Pkwy East Suite 175 Houston, Texas 77060
	Attention:	D. E. Vandenberg
	Telephone:	(281) _______
	Facsimile:	(281) 741-0895

If to any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

12. Applicable Law. TEXAS LAW WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES GOVERNS THIS AGREEMENT. BEXAR COUNTY, TEXAS IS THE PLACE OF PERFORMANCE OF THIS AGREEMENT AND IS THE PROPER VENUE FOR ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, WHETHER SUCH ACTION IS IN CONTRACT, TORT, OR OTHERWISE.

13. Miscellaneous Provisions. This Agreement shall supersede any other agreement (to the extent conflicting herewith) relating to the matters referred to herein, including any conflicting provision of the Bank’s customary account documentation or any other account agreement between the Company and the Bank. This Agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of the Company appointed or elected in any action under the Bankruptcy Reform Act of 1978, as amended) and shall inure to their benefit. This Agreement may not be changed, amended, modified or waived, except by a writing signed by the parties hereto, provided that any such writing need be signed only by the Bank and Collateral Agent if it does not change any rights or obligations of, or authorizations granted by, the Company hereunder and notice thereof is provided to the Company by Collateral Agent. Any provision of this Agreement that may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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IN WITNESS WHEREOF, the undersigned have executed this Deposit Account Control Agreement by their respective duly authorized officers as of the date first forth above.

Company:

SONTERRA RESOURCES, INC., a Delaware corporation

By:
Name:	D. E. Vandenberg
Title:	President

Account Control Agreement

Secured Party/Pledgee:

SUMMERLINE ASSET MANAGEMENT, LLC, a
Delaware limited liability company, in its
capacity as Collateral Agent

By:
Name:	Robert J. Brantman
Title:	Co-Managing Member

Account Control Agreement

Bank:

STERLING BANK, a Texas banking corporation

By:
Name:
Title:

Account Control Agreement